                                                       Attach to Exhibit 10.18



     Attached hereto is an English translation of the original Spanish version of the Assignment Agreement regarding Mintec's rights and obligations under the Purchase Option Agreement between Mintec and ASC Bolivia LDC. The Company employed translators to translate the above referenced agreement and based on this the undersigned believes that the attached is a fair and accurate English translation of the above referenced agreement.


                                         /s/ Keith R. Hulley
                                         -------------------
                                         Keith R. Hulley
                                         Director
                                         Apex Silver Mines Limited

                                         Date: August 29, 1997

                                                                   Exhibit 10.18


Special Notary of Mines and Petroleum, La Paz, Bolivia.  Deed number 111:
Cession of Option to Buy with Irrevocable Promise to Sell mining concessions called Animas and Sucesivas Animas, located in the jurisdiction of San Cristobal canton in Nor Lipez and Villa Martin provinces, respectively, of Potosi Department, signed between the Litoral Mining Cooperative, Ltd., Empresa Minera Tecnica Consultores Asociados S.A. (MINTEC) and the company ASC Bolivia LDC.

First.  Antecedents.  Via Deed No. 173 ("Contract") given on the 17/th/ of
-------------------
August 1995 by the Special Notary of Mines and Petroleum of this City, the Litoral Ltd. Mining Cooperative ("Seller") gave in favor the company Mineria Tecnica Consultores SA (MINTEC) the option to purchase the following mining concessions:

1. "Animas" of 200 mining pertenences of exploitation, with Executive Title of Law No. 7/1970 dated February 11, 1970 duly inscribed in the Mining and Real Property registry.

1. "Sucesivas Animas" of 80 mining pertenences of exploitation, with Executive Title of Law No. 24/1968 dated August 15/th/ nineteen sixty-eight, duly inscribed in the Mining and Real Property Registry.

The mentioned mining concessions are to be found in the jurisdiction of San Cristobal canton, Nor Lipez province, Potosi Department.

Second.  Cession.  It being convenient to the interests of the mentioned
----------------
contracting parties, MINTEC S.A. under the support of articles 539 et seq of the Civil Code cedes the Contract in favor of ASC Bolivia LDC. As a consequence, from the date of this document ASC Bolivia LDC assumes all of the rights and obligations of MINTEC S.A. under the Contract, the Seller recognizing in favor of ASC Bolivia LDC exclusively and irrevocably, the right to purchase the mining concessions described in the first clause of this clause, with more [sic] its uses, customs and easements, without any limitation save that stipulated in the Contract, which remains in force and with legal validity between the Seller and ASC Bolivia LDC and in all ways which are not contradictory to this contract.

Third.  Liberation of MINTEC S.A.  As a consequence of this cession, MINTEC S.A.
---------------------------------
has been completely freed of each and every one of its obligations under the Contract, the same that has been assumed by ASC Bolivia LDC in accordance with the stipulated in same.

Fourth, Acceptance.  Expenses and Registrations.  All of the expenses including
------------------
notarial and other registrations shall be borned by ASC Bolivia LDC.

Fifth.  Acceptance.
------------------

for the Cooperative:    Pedro Calcina Quispe, Epifanio Calcina Calcina and
Hilarion Calcina Quispe.

for MINTEC:
                 ------------------------
                 Jaime Rubin de Celis

for ASC Bolivia:
                    ------------------
                    Fernando Rojas

Witness:
                    -----------------------------
                    Sandra Salinas Valdivieso

Powers of Attorney...

Signed, May 22, 1996.